April 16, 2014

Securities and Exchange Commission
Washington, D.C.  20549

Commissioners:

We have read DXP Enterprises, Inc.'s statements included under Item 4.01 of its Form 8-K/A filed on April 16, 2014 and we agree with such statements concerning our firm.

/s/Hein & Associates LLP
Hein & Associates LLP